UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      October 22, 2003

AirTran Holdings, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation:  Nevada

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)  (Zip Code)

(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 1-15991     I.R.S. Employer Identification No: 58-2189551

AirTran Airways, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation:  Delaware

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)  (Zip Code)

(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 333-37487-09     I.R.S. Employer Identification No: 65-0440712

Item 7.  Financial Statements and Exhibits.

  (c) Exhibits. The following exhibits are attached to this Current Report on Form 8-K (this "Report"):
99.1	Press Release dated October 22, 2003
99.2	Reconciliation of Non-GAAP financial measure disclosed during October 22, 2003 conference call, to a comparable financial measure reported on a GAAP basis

Item 9.  Regulation FD Disclosure.

On October 22, 2003, members of AirTran Holdings, Inc. (the "Company") management held a conference call with investors to discuss the release of the Company's financial results for the third quarter and nine months ended September 30, 2003 as well as certain information regarding estimates for 2003, 2004 and 2005.

During this call, management noted the following among other things:
--	Total cash as of September 30, 2003, prior to the receipt of proceeds from our recent stock offering and debt payments was $308.7 million.
--	Stockholders equity at September 30, 2003 was $143.2 million and upon the closing of the equity offering on October 1 increased to $265.4 million.
--

We used part of the proceeds to pay down $35 million in debt. We also purchased from Boeing Capital warrants for the purchase of one million shares of AirTran stock and the effect of this transaction reduces the number of fully diluted shares outstanding by approximately 700,000 shares.

--

The retirement of debt will result in a non-cash charge of approximately $5.6 million in the fourth quarter to record the write-off of unamortized loan fees and discount associated with the reduction of principle.

--

Following the debt repayment on October 1 and a scheduled principle payment of $3.3 million on October 15th, AirTran's total debt is $277 million. Our outstanding long term debt consists of $32 million of 11.27% senior notes held by Boeing Capital, $125 million of 7% convertible debt and $120 million of 10.28% EETC debt.

--	For October, November and December 2003 our advance bookings year over year look good but we expect that load factor in the 4th quarter will not be as strong as in the 3rd quarter.
--	We expect to take delivery of 4 additional Boeing 717 aircraft by year-end 2003.
--	Our fourth quarter ASM growth is projected to be 21% resulting in an annualized growth rate of approximately 21% as well.
--	We are projecting that operating costs per ASM for the fourth quarter will be flat. Fuel neutral CASM is expected to be flat to up 1-2%.
--

During the fourth quarter we are projecting fuel to average between 95 cents and $1.00 per gallon including all taxes and fees. We are hedged for approximately 60% of our needs at a raw fuel price per gallon of approximately 82 cents per gallon or 95 cents all in.

--

Our effective tax rate for the remainder of the year will be approximately 2.5%. Our tax rate for 2004 is expected to be around 25% as we use up our net operating loss (NOL) carryforwards. In 2005, we expect the tax rate to be full up at 37% to 38%.

--	Our share count at year-end will be approximately 101 million shares.
--	Aircraft deposits for the fourth quarter are projected to be $1.5 million. We expect to fund all capital expenditures with cash flow from operations and existing cash balances.
--	Total capital expenditures for 2003 year will be approximately $20 million.
--

We have the option to pay off the remaining $32 million balance of the Boeing senior debt at par prior to year end and we will evaluate the cash purchase of two Boeing 737 aircraft to be delivered in August and September 2004.

--

We have completed a major aircraft order, which we believe will provide unit costs 3-5% lower than our current fleet. We expect to take 8 Boeing 737 aircraft in 2004 beginning with 2 in June and one per month thereafter.

--

We expect our future growth strategy to focus on increased frequencies, connections between cities in our already strong route network, and the addition of one to three new cities per year. By growing in this manner we can improve the productivity of our existing staff, facilities and aircraft further improving our low cost structure.

The information contained in this Form 8-K, including the Exhibits, contains forward-looking statements. Statements regarding the Company's success, business model, improved operational performance and our ability to maintain or improve low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2002. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

Item 12.  Results of Operations and Financial Condition.

On October 22, 2003, the Company issued an earnings release ("the Press Release") reporting the Company's results for the third quarter ended September 30, 2003. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On October 22, 2003, during the Company's earnings conference call, the Company's CFO, Stan Gadek, referenced statistics related to the Company's fuel neutral cost per available seat mile (ASM) which were not included in the Press Release attached hereto as Exhibit 99.1. In accordance with SEC Regulation G, the Company is providing further disclosure of the reconciliation of this non-GAAP financial measure to a comparable financial measure reported on a GAAP basis. This reconciliation is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The information contained in this Report, including the Exhibits, is furnished in accordance with general instruction B.6 of Form 8-K, and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, unless specifically incorporated by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: October 24, 2003	AirTran Holdings, Inc. (Registrant) /s/ Stanley J. Gadek Stanley J. Gadek Senior Vice President, Finance, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)

Date: October 24, 2003	AirTran Airways, Inc. (Registrant) /s/ Stanley J. Gadek Stanley J. Gadek Senior Vice President, Finance, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)